Exhibit 99.1

Payoneer Reports Second Quarter 2024 Financial Results

Raises 2024 guidance

22% volume growth accelerates for a sixth consecutive quarter, reflecting consistent execution

40% B2B volume growth driving continued SMB take rate expansion

Expands into global workforce management services for SMBs with the acquisition of Skuad

NEW YORK – August 7, 2024 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today reported financial results for its second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

						YoY
($ in mm)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	Change
Revenue ex. interest income	$151.4	$147.6	$159.4	$162.9	$173.7	15%
Interest income	55.3	60.4	64.9	65.3	65.8	19%
Revenue	$206.7	$208.0	$224.3	$228.2	$239.5	16%
Transaction costs as a % of revenue	13.8%	14.6%	16.2%	14.9%	15.4%	160 bps
Net income	$45.5	$12.8	$27.0	$29.0	$32.4	-29%
Adjusted EBITDA	56.0	58.2	52.2	65.2	72.8	30%

Operational Metrics
Volume ($bn)	$15.3	$16.3	$19.0	$18.5	$18.7	22%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	495	502	516	530	547	10%
Revenue as a % of volume ("Take Rate")	135 bps	127 bps	118 bps	124 bps	128 bps	-7 bps
SMB customer take rate[2]	110 bps	107 bps	100 bps	108 bps	111 bps	1 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Merchant Services, divided by the associated volume from each respective channel.

“Payoneer delivered another consecutive quarter of record revenue, accelerating volume and ICP growth, and significant profitability. We are steadily executing to capture a massive opportunity and our results are a validation that our strategy is working: we grew ICPs by 10%, increased ARPU by 27%, and continued to expand our SMB take rate while driving more leverage across the business.

More and more cross-border SMBs with global operations are using Payoneer’s financial stack. To accelerate our evolution and B2B momentum, we are excited to announce the acquisition of Skuad and welcome to Payoneer the talented entrepreneurs who share our vision of supporting global SMBs. We are combining the strength and reach of Payoneer with Skuad’s comprehensive global workforce and payroll solutions to create a powerful platform that will enhance our customers’ ability to expand their teams worldwide and grow globally.”

John Caplan, Chief Executive Officer

Transaction Details

On August 5, Payoneer acquired Skuad, a global workforce and payroll management company headquartered in Singapore. The acquisition accelerates Payoneer’s strategy to deliver a comprehensive and integrated financial stack for SMBs that operate internationally.

Payoneer acquired Skuad for $61 million cash, subject to adjustments and funded with cash on hand, and up to an additional $20 million of future payments in cash and equity that are contingent upon reaching certain performance and tenure milestones.

Second Quarter 2024 Business Highlights

●	10% active ICP growth, including 7% growth in larger ICPs who have on average over $10,000 per month in volume. Both volume and revenue from $10K+ ICPs increased more than 20% year-over-year as we acquire larger customers
●	22% volume growth year-over-year reflects:
o	B2B volume of $2.5 billion increased 40% year-over-year, driven by strong growth of new cohorts added in the past year and continued strong customer acquisition
o	Marketplace volume of $11.4 billion increased 15% year-over-year led by acquisition of large customers in China and continued strength from large ecommerce platforms
o	Merchant Services (Checkout) volume of $119 million increased 192% year-over-year as we doubled the number of $10K+ customers using Checkout from a year ago
o	Enterprise payouts volume of $4.7 billion increased 31% year-over-year, led by the travel vertical where we increased the number of countries we serve compared to a year ago
●	$1.2 billion of spend on Payoneer cards, up 33% year-over-year, as we continue to improve our card capabilities. We launched additional integrations with accounting ERP platforms, which enables customers to more easily track their spend on Payoneer cards directly within their preferred accounting solution
●	Payoneer continues to expand its ecosystem to enable more interoperability for customers. We are now integrated with Xero, QuickBooks, and Zoho Books, which represent the top global accounting platforms used by SMBs
●	$6.0 billion of customer funds as of June 30, 2024, up 9% year-over-year
●	$47 million of share repurchases at a weighted average price of $5.33

2024 Guidance

“Payoneer is driving accelerating growth across our entire SMB customer business. We delivered a second consecutive quarter of 21% growth in revenue excluding interest income and $7.5 million of certain non-volume fees earned in the prior year period.

We are raising our 2024 guidance to reflect our significant outperformance in the second quarter and our momentum heading into the second half of 2024. We continue to innovate our product offerings, are accelerating the evolution of our financial stack with our acquisition of Skuad and continue to strengthen our position as the dedicated partner of choice for SMBs with global, cross-border operations.”

Bea Ordonez, Chief Financial Officer

2024 guidance is as follows:

Revenue	$920 million - $930 million
Transaction costs	~16.5% of revenue
Adjusted EBITDA (1)	$225 million to $235 million

(1) Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2024 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, August 7, 2024. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, the impact from our acquisition of Skuad and projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as the current conflict between Israel and Hamas, and other economic, business and/or competitive factors; (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2023 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended June 30,
	2024	2023

Revenues	$239,520	$206,734

Transaction costs (Exclusive of depreciation and amortization shown separately below and inclusive of $375 and $436 in interest expense and fees associated with related party transactions during the three months ended June 30, 2024 and 2023, respectively)	36,961	28,497
Other operating expenses	41,242	40,527
Research and development expenses	27,580	27,995
Sales and marketing expenses	50,614	48,402
General and administrative expenses	26,102	22,012
Depreciation and amortization	10,712	5,909
Total operating expenses	193,211	173,342

Operating income	46,309	33,392

Financial income:
Gain from change in fair value of Warrants	1,006	13,586
Other financial income, net	976	4,318
Financial income, net	1,982	17,904

Income before taxes on income	48,291	51,296

Taxes on income	15,866	5,747

Net income	$32,425	$45,549

Other comprehensive income (loss)
Unrealized gain on available-for-sale debt securities, net	872	—
Unrealized loss on cash flow hedges, net	(699)	—
Tax benefit on unrealized losses on cash flow hedges, net	126	—
Other comprehensive income, net of tax	299	—

Comprehensive income	$32,724	$45,549

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.09	$0.12
— Diluted earnings per share	$0.09	$0.12

Weighted average common shares outstanding — Basic	356,315,658	365,000,974
Weighted average common shares outstanding — Diluted	373,368,383	387,623,679

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	Three months ended
	June 30,
	2024	2023
Revenue recognized at a point in time	$170,751	$141,231
Revenue recognized over time	492	7,884
Revenue from contracts with customers	$171,243	$149,115
Interest income on customer balances	$65,821	$55,293
Capital advance income	2,456	2,326
Revenue from other sources	$68,277	$57,619
Total revenues	$239,520	$206,734

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	Three months ended
	June 30,
	2024	2023
Primary regional markets
Greater China(1)	$84,439	$71,227
Europe(2)	45,609	41,699
Asia-Pacific(2)	36,225	27,385
North America(3)	22,798	26,041
South Asia, Middle East and North Africa(2)	25,914	21,711
Latin America(2)	24,535	18,671
Total revenues	$239,520	$206,734

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the US represents $21,645 and $24,995 during the three months ended June 30, 2024 and 2023, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	June 30,
	2024	2023
Net income	$32,425	$45,549
Depreciation and amortization	10,712	5,909
Taxes on income	15,866	5,747
Other financial income, net	(976)	(4,318)
EBITDA	58,027	52,887
Stock based compensation expenses(1)	13,666	16,173
M&A related expense(2)	2,091	498
Gain from change in fair value of Warrants(3)	(1,006)	(13,586)
Adjusted EBITDA	$72,778	$55,972

	Three months ended,
	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024
Net income	$45,549	$12,825	$27,021	$28,974	$32,425
Depreciation and amortization	5,909	7,116	8,750	9,408	10,712
Taxes on income	5,747	10,012	14,272	13,910	15,866
Other financial income, net	(4,318)	(1,137)	(3,763)	(2,747)	(976)
EBITDA	52,887	28,816	46,280	49,545	58,027
Stock based compensation expenses(1)	16,173	15,330	17,338	15,077	13,666
M&A related expense(2)	498	1,745	451	2,375	2,091
Loss (gain) from change in fair value of Warrants(3)	(13,586)	7,799	(11,824)	(1,761)	(1,006)
Restructuring charges(4)	—	4,488	—	—	—
Adjusted EBITDA	$55,972	$58,178	$52,245	$65,236	$72,778

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the condensed consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	We initiated a plan to reduce our workforce during the three months ended September 30, 2023, and had non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended June 30,
	2024	2023
Numerator:
Net income	$32,425	$45,549
Denominator:
Weighted average common shares outstanding —
Basic	356,315,658	365,000,974
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	16,327,840	21,928,779
Dilutive impact of private Warrants	724,885	693,926
Weighted average common shares — diluted	373,368,383	387,623,679
Net income per share attributable to common stockholders — Basic earnings per share	$0.09	$0.12
Diluted earnings per share	$0.09	$0.12

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$575,730	$617,022
Restricted cash	10,653	7,030
Customer funds	6,037,105	6,390,526
Accounts receivable (net of allowance of $352 at June 30, 2024 and $385 at December 31, 2023)	6,567	7,980
Capital advance receivables (net of allowance of $5,445 at June 30, 2024 and $5,059 at December 31, 2023)	49,478	45,493
Other current assets	53,400	40,672
Total current assets	6,732,933	7,108,723
Non-current assets:
Property, equipment and software, net	14,522	15,499
Goodwill	19,889	19,889
Intangible assets, net	88,597	76,266
Restricted cash	6,018	5,780
Deferred taxes	19,051	15,291
Severance pay fund	818	840
Operating lease right-of-use assets	23,078	24,854
Other assets	15,406	15,977
Total assets	$6,920,312	$7,283,119
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$38,974	$33,941
Outstanding operating balances	6,037,105	6,390,526
Short term debt from related party	14,984	—
Other payables	100,415	117,508
Total current liabilities	6,191,478	6,541,975
Non-current liabilities:
Long-term debt from related party	—	18,411
Warrant liability	5,788	8,555
Other long-term liabilities	53,667	49,905
Total liabilities	6,250,933	6,618,846
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at June 30, 2024 and December 31, 2023.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 382,998,980 and 368,655,185 shares issued and 352,689,391 and 357,590,493 shares outstanding at June 30, 2024 and December 31, 2023, respectively.	3,830	3,687
Treasury stock at cost, 30,309,589 and 11,064,692 shares as of June 30, 2024 and December 31, 2023, respectively.	(154,692)	(56,936)
Additional paid-in capital	773,888	732,894
Accumulated other comprehensive income (loss)	150	(176)
Retained earnings (accumulated deficit)	46,203	(15,196)
Total shareholders’ equity	669,379	664,273
Total liabilities and shareholders’ equity	$6,920,312	$7,283,119

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Six months ended
	June 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$61,399	$53,487
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,120	11,948
Deferred taxes	(3,640)	(9,833)
Stock-based compensation expenses	28,742	33,100
Gain from change in fair value of Warrants	(2,767)	(13,334)
Foreign currency re-measurement loss (gain)	2,311	(606)
Changes in operating assets and liabilities:
Other current assets	(12,728)	(1,621)
Trade payables	4,606	(13,157)
Deferred revenue	273	407
Accounts receivable, net	1,413	1,618
Capital advance extended to customers	(154,357)	(138,900)
Capital advance collected from customers	150,372	135,835
Other payables	(17,664)	(5,259)
Other long-term liabilities	1,168	(1,066)
Operating lease right-of-use assets	4,370	5,053
Interest and amortization of discount on investments	(3,275)	—
Other assets	571	2,247
Net cash provided by operating activities	80,914	59,919

Cash Flows from Investing Activities
Purchase of property, equipment and software	(2,802)	(2,422)
Capitalization of internal use software	(27,345)	(12,921)
Severance pay fund distributions, net	22	125
Customer funds in transit, net	(988)	(54,188)
Purchases of investments in available-for-sale debt securities	(739,185)	—
Maturities and sales of investments in available-for-sale debt securities	105,000	—
Net cash inflow from acquisition of remaining interest in joint venture	—	5,953
Net cash used in investing activities	(665,298)	(63,453)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	12,027	12,091
Outstanding operating balances, net	(353,421)	(309,911)
Borrowings under related party facility	11,920	14,015
Repayments under related party facility	(15,347)	(14,514)
Common stock repurchased	(98,654)	(17,125)
Net cash used in financing activities	(443,475)	(315,444)

Effect of exchange rate changes on cash and cash equivalents	(2,311)	705

Net change in cash, cash equivalents, restricted cash and customer funds	(1,030,170)	(318,273)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	7,018,367	6,386,720
Cash, cash equivalents, restricted cash and customer funds at end of period	$5,988,197	$6,068,447
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$1,237	$870
Internal use software capitalized but not paid	$7,408	$8,294
Common stock repurchased but not paid	$602	$2,600
Right of use assets obtained in exchange for new operating lease liabilities	$2,594	$2,474